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                                                                   EXHIBIT 10.27

                            SPECIAL EQUITY AGREEMENT

         This Agreement is made this 15th day of December, 2000 (the "Effective Date"), by and between ProLogis Trust (the "Trust") and K. Dane Brooksher (the "CEO");

                                WITNESSETH THAT:

         WHEREAS, the CEO is currently employed by the Trust as its Chief Executive Officer; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Trust (the "Committee") has the authority to determine compensation of the Trust's executives; and

         WHEREAS, the Compensation Committee has determined that to ensure that the CEO receives a competitive compensation package, it is appropriate to provide special benefits to the CEO;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Trust and the CEO hereby agree as follows:

         1. Continued Employment. The parties agree that the CEO will continue in employment with the Trust through December 31, 2003; provided, however, that
(a) the Trust reserves its right to terminate the employment of the CEO to the same extent that it had such right without regard to this Agreement, and (b) the CEO reserves his right to terminate employment with the Trust to the same extent that he had such right without regard to this Agreement.

         2. Extension of Option Expiration.  The Trust hereby agrees that:

         (a) each stock option which has been granted to the CEO under the ProLogis Trust 1997 Long-Term Incentive Plan (the "Incentive Plan") and which is outstanding on the Effective Date (each an "Existing Option") shall be amended, effective as of the Effective Date, to provide that the Expiration Date (as defined in the Incentive Plan) thereof shall be no earlier than the fifth anniversary of the first to occur of the CEO's Retirement (as defined in the Incentive Plan), Disability or death, but in no event later than the tenth anniversary of the date the Existing Option was granted; and

         (b) each stock option which is granted to the CEO under the Incentive Plan on or after the Effective Date shall provide that the Expiration Date thereof shall be no earlier than the fifth anniversary of the first to occur of the CEO's Retirement, Disability or death, but in no event later than the tenth anniversary of the date the option is granted.


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Notwithstanding the provisions of paragraphs 2 (a) and (b) above, dividend equivalent units ("DEUs") with respect to options granted to the CEO (including Existing Options) will not be credited after the first anniversary of the first to occur of the CEO's Retirement, Disability or death. The provisions of any option granted to the CEO under the Incentive Plan (including any Existing Option) relating to terminations other than on account of Retirement, Disability or death shall not be affected by the provisions of this Agreement or any amendment to any Existing Option.

         3. Grant of RSUs. Effective as of December 31, 2000, the CEO shall be granted 167,500 restricted share units ("RSUs") in accordance with the Incentive Plan, which RSUs will be settled in Shares (as defined in the Incentive Plan) as of the date on which such RSUs become vested. The RSUs granted to the CEO pursuant to this Section 3 shall vest in four substantially equal annual installments on each of December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007; provided, however, the RSUs will become fully vested upon a Change in Control (as defined in the Incentive Plan) or the CEO's Disability or death. Prior to settlement of the RSUs, dividends will be paid to CEO in cash on a quarterly basis with respect to such RSUs.

         4. Conditioned on Approval of the Compensation Committee and Board. This Agreement shall be without force and effect until it is approved by the Committee and the Board of Trustees of the Trust (the "Board").

         5. Amendment. This Agreement may be amended by the mutual agreement of the parties; provided, however, that any such amendment which would affect any outstanding award under the Incentive Plan shall be without effect unless the Committee consents thereto and any amendment which requires an amendment of the Incentive Plan shall be without effect unless the Board consents thereto.

         IN WITNESS WHEREOF, the CEO has hereunto set his hand and the Trust has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                        /s/ K. Dane Brooksher
                                        ----------------------------------------
                                        K. Dane Brooksher, CEO


                                        PROLOGIS TRUST


                                        By:     /s/ Edward S. Nekritz
                                                --------------------------------
                                                Edward S. Nekritz
                                                Secretary and General Counsel